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                                                                  Exhibit (a)(x)

                              SEASONS SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES

      The undersigned, being the Vice President and Assistant Secretary of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.10 of the Declaration of Trust, dated October 10, 1995 and filed October 11, 1995, as amended from time to time (hereinafter, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, by Unanimous Consent dated January 11, 2005, the following is hereby authorized:

      (1) That the Allocation Moderate Portfolio shall be renamed: Allocation Moderate Growth Portfolio

      (2) That the Allocation Balanced Portfolio shall be renamed: Allocation Moderate Portfolio

      (3)   That the Allocation Conservative Portfolio shall be renamed:
            Allocation Balanced Portfolio

The actions contained herein shall be effective as of January 11, 2005.

                                    By: /s/ Nori L. Gabert
                                        ----------------------------------------
                                        Nori L. Gabert
                                        Vice President and Assistant Secretary
                                        Seasons Series Trust

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                              SEASONS SERIES TRUST

                            Certificate of Amendment

      I, Mark Matthes, do hereby certify that I am a duly elected Assistant Secretary of Seasons Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated October 10, 1995 and filed October 11, 1995, as amended from time to time (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amendment to Establishment and Designation of Series was duly approved and adopted in the manner provided in the Declaration of Trust.

IN WITNESS WHEREOF, I have hereunto set forth my hand this 11th day of January, 2005.

                                              Name:  /s/ Mark Matthes
                                                     ---------------------------
                                              Title: Assistant Secretary

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